UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2003

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Item 5. – Other Events

On February 7, 2003, Micro Therapeutics, Inc. (“MTI”) announced that it received a $7.7 million milestone payment as part of the previously announced acquisition by Boston Scientific Corporation (“BSC”), of Enteric Medical Technologies, Inc. (“EMT”), a company of which Micro Therapeutics owned an approximate twenty percent voting interest.

Pursuant to the terms of the acquisition of EMT by Boston Scientific, MTI received $7.4 million at the closing in June 2002, net of funds held in escrow to pay any potential indemnity claims. The acquisition agreement also called for Boston Scientific to make two future payments, both contingent upon EMT achieving certain milestones. EMT reached one of the milestones, triggering the first contingency payment and bringing the total amount distributed to MTI to date in the acquisition to more than $15 million.

MTI issued a press release on February 7, 2003, with respect to the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. –Exhibits

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

February 7, 2003	/s/ Harold A. Hurwitz
Harold A. Hurwitz Assistant Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 7, 2003.